November 19, 2003                          Mr. Richard G. Spencer
                                           President and Chief Executive Officer
                                           (412) 367-3300
                                           E-mail: rspencer@fidelitybank-pa.com


                             FIDELITY BANCORP, INC.
                             ----------------------
                           ANNOUNCES YEAR-END EARNINGS
                           ---------------------------
                                 FOR FISCAL 2003
                                 ---------------


PITTSBURGH, PA - November 19, 2003 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (the "Company") (NASDAQ: FSBI), the holding company for Fidelity Bank today announced unaudited earnings for the year ended September 30, 2003 of $4.05 million, or $1.50 per share (diluted), compared to $4.43 million, or $1.72 per share (diluted) for the prior year. The Company's return on average assets was .66% and return on average equity was 9.45% for fiscal 2003, compared to ..76% and 11.60% for the prior year.

Net income for the three-month period ending September 30, 2003, was $1.21 million, or $.46 per share (diluted), compared to $1.15 million, or $.44 per share (diluted) for the same period in the prior year. Annualized return on assets was .78% and return on equity was 11.81% for the fiscal 2003 period, compared to .76% and 11.17%, respectively, for the same period in the prior year.

Fiscal 2003 results include, as a component of interest expense, the first quarter write-off of $599,000 in unamortized issuance costs related to $10,250,000 of 9.75% trust preferred securities that were called by the Company on November 4, 2002. The 9.75% trust preferred securities were redeemed with the proceeds from a September 2002 offering of $10,000,000 in floating rate trust preferred securities that bore an initial rate of 5.22% through December 26, 2002, and which adjust quarterly thereafter at a rate of 3-Month LIBOR plus 3.40%. The floating rate trust preferred securities' current rate is 4.54%. The 9.75% trust preferred securities were called by the Company and replaced by the floating rate trust preferred securities primarily to take advantage of the current low interest rate environment.

Net interest income before provision for loan losses decreased $1.26 million or 9.3% to $12.27 million for the year ending September 30, 2003, compared to $13.53 million in the prior year. For the three-months ended September 30, 2003, net interest income before provision for loan losses decreased $646,000 or 17.7% to $3.00 million, compared to $3.64 million in the prior year period. The decrease for both the year and the three-month period ended September 30, 2003 primarily reflects yields on interest-earning assets decreasing slightly faster than the decrease in the cost of interest-paying liabilities, resulting in a narrower spread. The decrease for the year ended September 30, 2003, also reflects the $599,000 write-off of the unamortized issuance costs discussed above.

The provision for loan losses increased to $555,000 for the year ended September 30, 2003, compared to $400,000 in the prior year, and decreased to $75,000 for the three-months ended September 30, 2003, compared to $100,000 in the prior year period. Non-performing assets and foreclosed real estate were .58% of total assets at September 30, 2003, and the allowance for loan losses was 105.6% of non-performing loans and 1.17% of net loans at that date.

Other income increased $1.50 million or 59.5% to $4.02 million for the year ended September 30, 2003, compared to $2.52 million for the same period last year. For the three-months ended September 30, 2003, other income was $1.09 million, an increase of $552,000 or 103.4% over the prior year period. The increase for the current year results primarily from an increase in loan fees and charges to $583,000 from $387,000 in the prior year, gain on sale of investments of $638,000 compared to a loss of $139,000 in the prior year, gain on sale of loans of $512,000 compared to a gain of $292,000 in the prior year, and an increase in deposit service charges and fees to $1.24 million from $953,000 for the prior year period. The increases for the three-month period ended September 30, 2003 are an increase in loan fees and charges to $189,000 from $93,000 in the prior year, gain on investment sales of $133,000 in 2003 compared to a loss of $200,000 in 2002; gain on sale of loans of $169,000 in 2003 compared to $59,000 in 2002; and deposit service charges and fees of $340,000 in 2003 versus $325,000 in 2002.

Operating expenses for the year ended September 30, 2003, increased $641,000 or 6.4% to $10.71 million compared to $10.07 million for the prior year. For the three-month period in this fiscal year, operating expenses increased $82,000 or 3.2% to $2.67 million, compared to $2.58 million in the prior year period. The increase in operating expenses is partially attributed to the operation of the Carnegie branch obtained in the Carnegie Savings Bank acquisition in February 2002, the acquisition of the Troy Hill branch obtained in the First Pennsylvania Savings Association acquisition in December 2002, and the opening of the Cranberry branch in April 2003. The increased components of operating expenses for the year ended September 30, 2003 are primarily compensation and benefits expense of $6.63 million compared to $6.10 million in the prior year; office occupancy and equipment expense of $978,000 compared to $922,000 in 2002; depreciation and amortization expense of $737,000 compared to $606,000 in 2002 and net loss on real estate owned of $84,000 compared to $50,000 in 2002, partially offset by a decrease in intangibles amortization to $50,000 in fiscal 2003 from $163,000 in 2002. The increased components of operating expenses for the three-month period ended September 30, 2003 are primarily compensation and benefits expense of $1.69 million compared to $1.59 million in the prior year period; depreciation and amortization expense of $198,000 in 2003 compared to $152,000 in 2002; and, net loss on real estate owned of $72,000 in 2003 compared to $3,000 in 2002. These increases were partially offset by decreases in occupancy and equipment expense to $254,000 in 2003 from $277,000 in 2002, amortization of intangibles to $14,000 in 2003 from $49,000 in 2002, and other operating expenses to $427,000 in 2003 from $496,000 in 2002.

Provision for income taxes decreased $188,000 or 16.4% to $961,000 for the year ended September 30, 2003 compared to $1.15 million for last year. The decrease for the year primarily reflects an overall lower level of earnings. For the three-months ended September 30, 2003, the provision for income taxes decreased $202,000 or 59.2% to $139,000 compared to $341,000 for the same period last year. The decrease for the three-month period reflects a lower effective tax rate, primarily resulting from higher levels of tax-free income, as well as a lower level of overall earnings.

Total assets at September 30, 2003 were $617.5 million, an increase of $1.7 million or .27 % compared to September 30, 2002. Net loans outstanding decreased $51.9 million or 16.4% to $264.4 million at September 30, 2003, compared to September 30, 2002. Savings and time deposits increased $14.7 million or 4.2% to $366.1 million at September 30, 2003, as compared to September 30, 2002. Stockholders' equity was $40.2 million at September 30, 2003, compared to $42.6 million at September 30, 2002. Balance sheet growth for the current fiscal year includes the acquisition of First Pennsylvania Savings Association in December 2002.

On December 31, 2002, Fidelity completed the acquisition of First Pennsylvania Savings Association through a merger conversion. In connection with the acquisition, Fidelity sold approximately 89,600 shares at $17.52 per share of its common stock to First Pennsylvania members, Fidelity stockholders and certain members of the community. Fidelity acquired loans with a fair value of approximately $6.8 million, investment and mortgage-backed securities with a fair value of approximately $11.8 million, deposits with a fair value of approximately $12.3 million and Federal Home Loan Bank Advances with a fair value of approximately $13.9 million in the transaction.

Commenting on the Company's performance, Richard G. Spencer, President and Chief Executive Officer said, "Fidelity, as with other financial institutions, continues to be challenged by the extremely low interest rate environment that has existed for the past year and that has generated record levels of loan refinancing activity and modifications. While this has put pressure on achieving growth in earnings, we believe the Company's overall performance continues to be strong. The recent modest increase in interest rates has slowed refinancing activity and, if it continues, may ease interest rate spread pressures to some degree going forward. "

The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

Fidelity Bancorp, Inc. and Subsidiaries
Income Statement for the Three Months and Year Ended
September 30, 2003 and 2002
(In thousands, except per share data)

                                                  Three Months Ended                      Year Ended
                                                  ------------------                      ----------
                                                     September 30,                       September 30,
                                                     -------------                       ------------
                                                 2003           2002                   2003          2002
                                                 ----           ----                   ----          ----
                                              (unaudited)    (unaudited)           (unaudited)
Interest income:
   Loans                                       $ 4,516          $ 6,029              $20,605        $24,177
   Mortgage-backed securities                      991            1,467                4,780          5,709
   Investment securities                         1,829            1,710                6,990          6,676
   Deposits with other institutions                  5               18                   85             48
                                           ------------    -------------        -------------   ------------
      Total interest income                      7,341            9,224               32,460         36,610
                                           ------------    -------------        -------------   ------------

Interest expense:
   Savings deposits                              2,096            2,534                9,078         10,592
   Borrowed funds                                2,131            2,783                9,927         11,460
   Guaranteed preferred beneficial
      interest in Company's debentures             116              263                1,190          1,031
                                           ------------    -------------        -------------   ------------
      Total interest expense                     4,343            5,580               20,195         23,083
                                           ------------    -------------        -------------   ------------

Net interest income before provision
   for loan losses                               2,998            3,644               12,265         13,527
Provision for loan losses                           75              100                  555            400
                                           ------------    -------------        -------------   ------------
Net interest income after provision
   for loan losses                               2,923            3,544               11,710         13,127
                                           ------------    -------------        -------------   ------------
Other income:
   Loan service charges and fees                   189               93                  583            387
   Gain (loss) on sale of investment
      and mortgage-backed securities               133             (200)                 638           (139)
   Gain on sale of loans                           169               59                  512            292
   Deposit service charges and fees                340              325                1,244            953
   Other operating income                          255              257                1,038          1,025
                                           ------------    -------------        -------------   ------------
      Total other income                         1,086              534                4,015          2,518
                                           ------------    -------------        -------------   ------------

Operating expenses:
   Compensation and benefits                     1,685            1,592                6,627          6,099
   Office occupancy and equipment                  254              277                  978            922
   Depreciation and amortization                   198              152                  737            606
   Federal insurance premiums                       15               14                   53             60
   Loss on foreclosed real estate, net              72                3                   84             50
   Intangible amortization                          14               49                   50            163
   Other operating expenses                        427              496                2,182          2,170
                                           ------------    -------------        -------------   ------------
      Total operating expenses                   2,665            2,583               10,711         10,070
                                           ------------    -------------        -------------   ------------

Income before income tax provision               1,344            1,495                5,014          5,575
Income tax provision                               139              341                  961          1,149
                                           ------------    -------------        -------------   ------------
Net income                                     $ 1,205          $ 1,154              $ 4,053        $ 4,426
                                           ============    =============        =============   ============

Basic earnings per share (1)                   $  0.48          $  0.45              $  1.57         $ 1.78
                                           ============    =============        =============   ============
Diluted earnings per share (1)                 $  0.46          $  0.44              $  1.50        $  1.72
                                           ============    =============        =============   ============


(1) Per share earnings have been adjusted to reflect the 10% stock dividends paid in May 2003 and 2002.

Balance Sheet Data
(In thousands, except share data)

                                                           September 30, 2003       September 30, 2002
                                                           ------------------       ------------------
                                                               (unaudited)
Assets:
   Cash and due from depository institutions                  $   7,662               $   9,318
   Interest-earning demand deposits                                 330                  14,516
   Investment securities held-to-maturity                        61,193                  39,198
   Investment securities available-for-sale                     121,626                  90,729
   Mortgage-backed securities held-to-maturity                   58,769                  42,403
   Mortgage-backed securities available-for-sale                 70,803                  71,656
   Loans receivable, net                                        264,412                 316,320
   Loans held for sale                                              286                   1,869
   Foreclosed real estate, net                                      675                     658
   Federal Home Loan Bank stock, at cost                         10,447                  10,120
   Accrued interest receivable                                    3,408                   3,711
   Office premises and equipment                                  5,834                   5,696
   Goodwill and other intangible assets                           2,909                   2,711
   Deferred tax assets                                            1,692                     531
   Prepaid incomes taxes                                              -                     320
   Prepaid expenses and sundry assets                             7,422                   6,049
                                                          --------------          --------------
      Total assets                                            $ 617,468               $ 615,805
                                                          ==============          ==============

Liabilities and Stockholders' Equity:
Liabilities:
   Deposits                                                   $ 366,126               $ 351,406
   Federal Home Loan Bank advances
      and other borrowings                                      190,809                 190,834
   Guaranteed preferred beneficial interest in
      Company's debentures                                       10,000                  20,250
   Repurchase agreements                                          5,943                   5,849
   Advance payments by borrowers for taxes
      and insurance                                               1,179                   1,238
   Accrued interest payable                                       1,308                   1,923
   Other accrued expenses and sundry liabilities                  1,908                   1,725
                                                          --------------          --------------
      Total liabilities                                         577,273                 573,225
                                                          --------------          --------------

Stockholders' equity:
   Common stock, $.01 par value per share,
       10,000,000 shares authorized, 2,805,291 and
       2,755,019 shares issued (1)                                   28                      25
   Treasury stock, 381,492 and 201,615 shares (1)                (7,192)                 (2,358)
   Additional paid-in capital                                    28,960                  22,564
   Retained earnings                                             16,388                  19,176
   Accumulated other comprehensive income,
      net of tax                                                  2,011                   3,173
                                                          --------------          --------------
      Total stockholders' equity                                 40,195                  42,580
                                                          --------------          --------------

      Total liabilities and stockholders' equity              $ 617,468               $ 615,805
                                                          ==============          ==============

(1)  Shares have been  adjusted to reflect  the 10% stock  dividend  paid in May
     2003.

Other Data:



                                                 At or For the Year Ended

                                                       September 30,
                                                       -------------

                                                2003                 2002
                                                ----                 ----

Return on average assets                        0.66%                0.76%
Return on average equity                        9.45%               11.60%
Equity to assets                                6.51%                6.91%
Interest rate spread (tax equivalent)           2.15%                2.48%
Net interest margin (tax equivalent)            2.27%                2.61%
Non-interest expense to average assets          1.74%                1.72%
Loan loss allowance to net loans                1.17%                0.97%
Non-performing loans and real estate
  owned to total assets at end-of-period        0.58%                0.54%





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